Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne - Sr. Vice President-Finance
Dover, Delaware, January 27, 2011	(302) 857-3292

DOVER DOWNS GAMING & ENTERTAINMENT, INC. REPORTS RESULTS

FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2010

Dover Downs Gaming & Entertainment, Inc. (NYSE-DDE) today reported results for the fourth quarter and year ended December 31, 2010.

The Company’s revenues were $57,941,000 compared with $55,375,000 for the fourth quarter of 2009.  Gaming revenue increased 4.8% compared to the fourth quarter of last year.  Lower slot win was offset by table game revenue for the quarter.

Gaming profits were lower compared to the fourth quarter of last year as a result of the lower slot win and from the high gaming taxes, license fees and costs associated with table game operations.

Other operating revenues increased 2.5%.  Occupancy levels in the Dover Downs Hotel were approximately 83% for the fourth quarter of 2010 compared with approximately 77% for the fourth quarter of 2009.

Interest expense increased $293,000 during the quarter with lower average outstanding borrowings offset by higher interest rates.

Net earnings were $501,000, or $.02 per diluted share, compared with $1,815,000, or $.06 per diluted share for the fourth quarter of 2009.

Net earnings for the year were $6,743,000, or $.21 per diluted share compared with $11,277,000 or $.35 per diluted share for 2009.

Denis McGlynn, the Company’s President and Chief Executive Officer, stated:  “As the regional gaming environment becomes more crowded and increasingly competitive, our customer service, gaming offerings and entertainment options remain second to none.  We have invested heavily in what we will need to attract and retain the more discriminating gaming customers in Delaware and surrounding states.  We have also launched new initiatives focused on increasing our market share through programs that introduce Dover to more table game customers.”

The Company announced yesterday that its Board of Directors declared a quarterly dividend of $.03 per share payable on March 10, 2011 to shareholders of record at the close of business on February 10, 2011.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions.  Such statements are subject to various risks and uncertainties that could cause results to vary materially.  Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Downs Gaming & Entertainment, Inc. is a diversified gaming and entertainment company whose operations consist of Dover Downs Casino — a 165,000-square foot casino complex featuring popular table games, the latest in slot machine offerings, multi-player electronic table games, the Crown Royal poker room, and a Race & Sports Book operation; the Dover Downs Hotel and Conference Center — a 500 room AAA Four Diamond hotel with conference, banquet, fine dining, spa, retail, ballroom and concert hall facilities; and Dover Downs Raceway — a harness racing track with pari-mutuel wagering on live and simulcast horse races.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Gaming (1)	$52,915	$50,470	$217,267	$213,855
Other operating (2)	5,026	4,905	20,882	18,944
	57,941	55,375	238,149	232,799
Expenses:
Gaming	47,796	43,354	188,293	175,785
Other operating	3,838	3,894	16,127	14,758
General and administrative	1,577	1,491	6,922	6,678
Impairment charge	—	—	—	2,177
Depreciation	3,110	3,020	12,059	11,939
	56,321	51,759	223,401	211,337

Operating earnings	1,620	3,616	14,748	21,462

Interest expense	835	542	3,254	2,376

Earnings before income taxes	785	3,074	11,494	19,086

Income taxes	284	1,259	4,751	7,809

Net earnings	$501	$1,815	$6,743	$11,277

Net earnings per common share:
- Basic	$0.02	$0.06	$0.21	$0.35
- Diluted	$0.02	$0.06	$0.21	$0.35

Weighted average shares outstanding:
- Basic	31,558	31,496	31,555	31,492
- Diluted	31,558	31,496	31,555	31,492

(1)         Gaming revenues from the Company’s slot machine and table game operations include the total win from such operations.  The Delaware State Lottery Office collects the win and remits a portion thereof to the Company as its commission for acting as a Licensed Agent.  The difference between total win and the amount remitted to the Company is reflected in gaming expenses.

(2)         Other operating revenues do not include the retail amount of promotional allowances which are provided to customers on a complimentary basis.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Years Ended
	December 31,
	2010	2009

GAAP earnings before income tax expense	$11,494	$19,086

Non-cash impairment charges (1)	—	2,177

Adjusted earnings before income tax expense	$11,494	$21,263

GAAP net earnings	$6,743	$11,277

Non-cash impairment charges, net of income taxes (1)	—	1,292

Adjusted net earnings	$6,743	$12,569

GAAP net earnings per common share - diluted	$0.21	$0.35

Non-cash impairment charges, net of income taxes (1)	—	0.04

Adjusted net earnings per common share - diluted	$0.21	$0.39

(1)         We had previously completed architectural and engineering work related to a Phase 7 casino expansion that would have included, among other things, a new sports book facility and a parking garage.  Given the court decision to limit the extent of sports wagering and the higher gaming tax rates that were legislated, we decided not to proceed with this project.  As a result, $2,177,000 of previously capitalized costs were written off during the third quarter of 2009.

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	December 31,	December 31,
	2010	2009
ASSETS

Current assets:
Cash	$18,819	$21,415
Accounts receivable	3,098	2,636
Due from State of Delaware	9,829	11,069
Inventories	1,989	2,170
Prepaid expenses and other	2,551	2,151
Receivable from Dover Motorsports, Inc.	18	5
Income taxes receivable	617	129
Deferred income taxes	1,349	1,209
Total current assets	38,270	40,784

Property and equipment, net	186,227	192,360
Other assets	789	863
Total assets	$225,286	$234,007

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,742	$3,078
Purses due horsemen	9,829	10,219
Accrued liabilities	12,286	8,788
Deferred revenue	307	306
Total current liabilities	26,164	22,391

Revolving line of credit	78,600	95,125
Liability for pension benefits	4,949	4,900
Other liabilities	598	186
Deferred income taxes	4,224	4,166
Total liabilities	114,535	126,768

Stockholders’ equity:
Common stock	1,564	1,546
Class A common stock	1,660	1,660
Additional paid-in capital	2,721	1,664
Retained earnings	106,432	103,559
Accumulated other comprehensive loss	(1,626)	(1,190)
Total stockholders’ equity	110,751	107,239
Total liabilities and stockholders’ equity	$225,286	$234,007

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Years Ended
	December 31,
	2010	2009

Operating activities:
Net earnings	$6,743	$11,277
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	12,059	11,939
Amortization of credit facility origination fees	72	39
Stock-based compensation	1,192	952
Deferred income taxes	(85)	187
Impairment charge	—	2,177
Changes in assets and liabilities:
Accounts receivable	(462)	25
Due from State of Delaware	1,240	(199)
Inventories	(168)	(145)
Prepaid expenses and other	(392)	42
Receivable from/payable to Dover Motorsports, Inc.	(13)	(16)
Income taxes receivable/payable	(187)	(653)
Accounts payable	664	(184)
Purses due horsemen	(390)	33
Accrued liabilities	3,498	1,369
Deferred revenue	1	94
Other liabilities	(278)	800
Net cash provided by operating activities	23,494	27,737

Investing activities:
Capital expenditures	(5,576)	(4,535)
Proceeds from sale of available-for-sale securities	65	102
Purchase of available-for-sale securities	(67)	(104)
Net cash used in investing activities	(5,578)	(4,537)

Financing activities:
Borrowings from revolving line of credit	116,300	157,875
Repayments of revolving line of credit	(132,825)	(171,075)
Dividends paid	(3,870)	(6,415)
Repurchase of common stock	(117)	(59)
Net cash used in financing activities	(20,512)	(19,674)

Net (decrease) increase in cash	(2,596)	3,526
Cash, beginning of year	21,415	17,889
Cash, end of year	$18,819	$21,415